UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Valion Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 1, Suite 311
San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in that Current Report on Form 8-K (the “Prior 8-K”) filed by Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 12, 2025, on February 11, 2025, the Company entered an exclusive license agreement (the “Original License Agreement”) with Statera Biopharma, Inc. (“Statera”) whereby the Company acquired (i) an exclusive worldwide license to the proprietary Toll-like Receptor 5 (“TLR5”) agonist program of Statera known as Entolimod as it relates to the Acute Radiation Syndrome (“ARS”) indication (the “Initial Indication”) and (ii) an exclusive option (the “Exclusive Option”) to acquire the exclusive worldwide license to additional indications, including Lymphocyte Exhaustion, Immunosenescence, Neutropenia and/or Vaccine Adjuvant and to the TLR5 agonist program of Statera known as Entolasta (the “Subsequent Indications”), in each case as more particularly described in the Prior 8-K. The Original License Agreement transaction was consummated concurrently therewith on February 11, 2025 (the “Closing”).

As previously disclosed in that Current Report on Form 8-K (the “A&R 8-K”) filed by the Company with the Commission on June 25, 2025, on June 18, 2025, the Company entered into an Amended and Restated Exclusive License Agreement (the “A&R License Agreement”), which superseded the Original License Agreement in all respects. The terms and conditions of the A&R License Agreement are substantially similar to those included in the Original License Agreement (as described in the Prior 8-K), with the exception of the following material changes: (i) the payment of royalties pursuant to the A&R License Agreement, if any, may be made by the Company in either cash or securities of the Company, at the discretion of the Company; and (ii) other than the original license fee paid by the Company to Statera in connection with the Closing, all subsequent payments due to Statera under the A&R License Agreement, up to an amount equal to an aggregate of up to $5.6 million, shall be paid by the Company directly to Avenue Capital on behalf of Statera.

The A&R License Agreement obligates the Company to develop and commercialize the licensed products, at its own cost and expense, inclusive of licensed products with respect to any Subsequent Indications obtained upon exercise of an Exclusive Option. In the development and commercialization process, the Company is obligated to meet certain milestones and is obligated to pay certain milestone payments upon accomplishing each milestone. The Company remains liable for certain milestone payments upon accomplishing each milestone related to the ARS indication (as described in the Prior 8-K), certain royalty payments on net sales for ARS as monotherapy, and, if it exercises the Exclusive Option, net sales for all Subsequent Indications, within certain royalty periods; provided that the royalty payment obligations are subject to adjustment in the event that the Company exercises its right under the License Agreement to purchase all right, title and interest in and to all technology licensed or otherwise subject to the Exclusive Option under the License Agreement.

In the development and commercialization process, the Company is obligated to meet certain milestones, and the Company will become obligated to make certain milestone payments, payable in either the form of cash or Company stock (at the Company’s sole discretion), upon accomplishing each milestone. The milestones and related payment obligations applicable to the development and commercialization process are as follows:

Event	Payment
Validation of current inventory of Materials for distribution and sales	$750,000
Filing of BLA with FDA for Acute Radiation Syndrome	$1,000,000
Total Acute Radiation Syndrome Development Milestones	$1,750,000

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Upon exercise of an Exclusive Option with respect to one or more Subsequent Indications, the Company will become obligated to make certain other milestone payments, payable in either the form of cash or Company stock (at the Company’s sole discretion), upon achievement of specific milestones with respect to such Subsequent Indication(s). The milestones and related payment obligations applicable to Neutropenia are as follows:

Event	Payment
File IND and Initiate Phase 2 Clinical Study for Neutropenia	$500,000
Phase III Completion - successfully meets endpoint required to secure FDA approval for treatment of Neutropenia	$750,000
File BLA with FDA and achieve FDA Approval for Neutropenia	$1,500,000

Pursuant to the License Agreement, in the event that the Company exercises its Exclusive Option with respect to one or more Subsequent Indications, the Company may elect, in its sole discretion, to accelerate any of the milestone payments in advance of the milestone achievements.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 31, 2026, the Company issued an aggregate of 1,287.8685 shares of Series A Preferred Stock (“Milestone Shares”), as consideration for the Milestone Payment (as discussed in more detail in Item 8.01 below), to Statera and Avenue Venture Opportunities Fund, L.P. (“Avenue”).

On July 31, 2026, in connection with the Milestone Payment (as discussed in more detail in Item 8.01 below), the Company entered into a Securities Purchase Agreement, in substantially the same form as the securities purchase agreement attached as Exhibit 10.2 to the Prior 8-K (the “Purchase Agreement”), with Avenue, pursuant to which the Company issued certain shares of Series A Preferred Stock as partial consideration for the Milestone Payment.

The Purchase Agreement also provides certain registration rights related to the securities subject thereto. Specifically, the Company is required to prepare and file a resale registration statement with the Commission within 60 calendar days following the Closing Date, with respect to the resale of all of the shares of common stock of the Company underlying the Series A Preferred Stock issued thereunder.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.2 to the Prior 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On July 31, 2026, the Company issued the Milestone Shares to Statera and Avenue, each of which has prior hereto represented that it was an “accredited investor,” as defined in Regulation D. Such issuances were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

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Neither the shares of Series A Preferred Stock or the shares of common stock issuable upon conversion of the Series A Preferred Stock, have been registered under the Securities Act and none of such shares may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Accordingly, the shares, constitute, or will constitute when issued, “restricted securities” within the meaning of Rule 144 under the Securities Act.

The  shares of Series A Preferred Stock are subject to certain limitations of conversion, as further described in the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Item 8.01 Other Events.

As of the date hereof, the Company has, in connection with the development and commercialization process, achieved its first milestone, relating to the validation of current inventory of materials for distribution and sales. In connection therewith, the Company is obligated to make a milestone payment of $750,000 (the “Milestone Payment”), in accordance with the terms of the A&R License Agreement.

The foregoing description of the Company’s obligations related to the Milestone Payment does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R License Agreement, a copy of which is filed as Exhibit 10.1 to the A&R 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALION BIO, INC.

Date:	August 6, 2026	By:	/s/ Melinda Lackey
Name: Melinda Lackey Title: General Counsel and Senior Vice President of Legal Affairs

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